UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2008

SAVVIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-29375

DE	43-1809960
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 SAVVIS Parkway, Town & Country, MO 63017
(Address of principal executive offices, including zip code)

314-628-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On January 31, 2008, Jonathan C. Crane informed the Board of Directors of SAVVIS, Inc., a Delaware corporation (the "Company"), of his decision to resign as a member of the Board of Directors of the Company effective as of February 1, 2008 and as President of the Company effective as of March 1, 2008. Mr. Crane will remain with the Company through May 31, 2008, in an advisory role to ensure an orderly transition.
(e)        On January 31, 2008, the Company entered into a Letter Agreement (the "Agreement") with Mr. Crane, setting forth the terms of Mr. Crane's separation from the Company. Under the Agreement, Mr. Crane resigned from the Board of Directors effective February 1, 2008 and from his position as President effective March 1, 2008 (the "Resignation Date"). Mr. Crane has agreed to continue to serve as an advisor to the Company until May 31, 2008. From his Resignation Date until May 31, 2008 (the "Transition Period"), Mr. Crane will be paid a reduced monthly salary and his equity grants will continue to vest pro rata as set forth in his Employment Agreement dated March 29, 2006, as amended (the "Employment Agreement"). Mr. Crane will not be eligible for a bonus during the Transition Period. The Company has agreed that Mr. Crane's resignation will constitute a termination of employment with the Company by reason of "Good Reason" under the terms of his Employment Agreement. Accordingly, Mr. Crane will receive the benefits and severance outlined in his Employment Agreement commencing on June 1, 2008, and the Company has agreed to pay him his pro-rata share of his 2008 bonus on June 1, 2008. The restrictive covenants in Mr. Crane's Employment Agreement will also remain in full force and effect for a period of 18 months following the completion of the Transition Period, including but not limited to, (i) the covenants not to compete with the Company, (ii) the non-solicitation or hiring of employees, (iii) the non-solicitation of customers, and (iv) the protection of the Company's confidential information.

The above description is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

        Exhibit No.        Description

        10.1               Letter Agreement, dated January 31, 2008, between SAVVIS, Inc. and Jonathan C. Crane.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: February 05, 2008	By:	/s/ Jeffrey H. Von Deylen
Jeffrey H. Von Deylen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Crane Letter Agreement